Exhibit 3.2

                                 BYLAWS
                                   OF


                 (Amended and Restated as of May 17, 1994)

                                ARTICLE I
                                 Offices

      The principal office of the corporation in the State of Washington shall be located in the city of Seattle. The corporation may have such other offices, either within or without the State of Washington, as the Board of Directors may designate or as the business of the corporation may require from time to time.

      The registered office of the corporation required by the Washington Business Corporation Act to be maintained in the State of Washington may be, but need not be, identical with the principal office in the State of Washington, and the address of the registered office may be changed from time to time by the Board of Directors or by officers designated by the Board of Directors.

                                ARTICLE II
                               Shareholders

      Section 1. Annual Meetings. The annual meeting of the shareholders shall be held on the third Tuesday in the month of May each year, at the hour of 11:00 a.m., unless the Board of Directors shall have designated a different hour and day in the month of May to hold said meeting. The meeting shall be for the purpose of electing directors and the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Washington, and if the Board of Directors has not designated some other day in the month of May for such meeting, such meeting shall be held at the same hour and place on the next succeeding business day not a holiday. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action. If the election of directors shall not be held on the day designated herein or by the Board of Directors for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

      Section 2. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes, unless otherwise prescribed by statute, at any time by the Chairman (or any Co-Chairman), by the President (or any Co-President), or by the Board of Directors, and shall be called by the President (or any Co-President) at the request of holders of not less than 10% of all outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholder's meeting.

      Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Washington, as the place of meeting for any annual meeting or for any special meeting of the corporation. If no such designation is made, the place of meeting shall be the principal offices of the corporation in the State of Washington.

      Section 4. Notice of Meetings. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary, or persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, unless otherwise prescribed by statute.

      Section 5. Waiver of Notice. Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by attendance of the shareholder in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder waiving notice of a meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

      Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, the determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

      Section 7. Voting Lists. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall show the address of and number of shares held by each shareholder. A shareholder, shareholder's agent, or a shareholder's attorney may inspect the shareholder list, at the shareholder's expense, beginning ten days prior to the shareholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours. The shareholder list shall be kept open for inspection at the time and place of such meeting or any adjournment.

      Section 8. Quorum and Adjourned Meetings. Unless the Articles of Incorporation or applicable law provide otherwise, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for the remainder of the meeting and any adjournment thereof unless a new record date is set or is required to be set for the adjourned meeting. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At a reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. Business may continue to be conducted at a duly organized meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shares from either meeting to leave less than a quorum.

      Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

      Section 10. Voting of Shares. Every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in the shareholder's name on the books of the corporation. If a quorum exists, action on a matter, other than election of directors, is approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law require a greater number of affirmative votes. Notwithstanding the foregoing, shares of the corporation may not be voted if they are owned, directly or indirectly, by another corporation, and the corporation owns, directly or indirectly, a majority of shares of the other corporation entitled to vote for directors of the other corporation.

      Section 11. Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder of the corporation, the corporation may accept the vote, consent, waiver or proxy appointment, and give effect to it as the act of the shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder; (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder; (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.


                               ARTICLE III
                           Board of Directors

      Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

      Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be thirteen. Each director shall hold office until the next annual meeting of shareholders and until his successors shall have been elected and qualified. Directors need not be residents of the State of Washington or shareholders of the corporation.

      Section 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by the Chairman (or any Co-Chairman), the President (or any Co-President) or the Board of Directors. No other notice of regular meeting of the Board of Directors shall be necessary.

      Section 4. Special Meetings. Special meetings of the Board of Director may be called by or at the request of the Chairman (or any Co-Chairman), the President (or any Co-President) or any two Directors.
The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Washington, as the place for holding any special meeting of the Board of Directors called by them.

      Section 5. Notice. Notice of any special meeting shall be given at least two days previously thereto by either oral or written notice. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 6. Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

      Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 8.  Vacancies.    Any vacancy occurring in the Board of
Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A vacancy on the Board of Directors created by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of the office continuing only until the next election of Directors by the shareholders.

      Section 9. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors, and may be paid a stated salary as director, a fixed sum for attendance at each such meeting, or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 10. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                               ARTICLE IV
                    Special Measures Applying to Both
                    Shareholder and Director Meetings

      Section 1. Actions by Written Consent. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the Directors, committee of Directors, or shareholders may be accomplished without a meeting if one or more unanimous written consents of the respective Directors or shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the Directors, committee members or shareholders, as the case may be. Action taken by unanimous written consent of the Directors or a committee of the Board of Directors is effective when the last Director or committee member signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

      Section 2. Meetings by Conference Telephone. Members of the Board of Directors, members of a committee of Directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

      Section 3. Written or Oral Notice. Oral notice may be communicated in person, or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice to a shareholder is effective when mailed, if mailed with first class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. In all other instances, written notice is effective on the earliest of the following: (a) when dispatched to the person's address, telephone number, or other number appearing on the records of the corporation by telegraph, teletype or facsimile equipment; (b) when received; (c) five days after deposit in the United States mail, as evidenced by the postmark, if mailed with first class postage, prepaid and correctly addressed; or (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. In addition, notice may be given in any manner not inconsistent with the foregoing provisions and applicable law.


                               ARTICLE V
                               Officers

      Section 1. Number. The offices and officers of the corporation shall be as designated from time to time by the Board of Directors.
Such offices may include a Chairman of the Board of Directors or two or more Co-Chairmen of the Board of Directors, a Vice Chairman or two or more Vice Chairmen, a President or two or more Co-Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same persons.

      Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly elected and qualified, or until the officer's death or resignation, or the officer has been removed in the manner hereinafter provided.

      Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. Chairman of the Board of Directors. The Chairman or Co-Chairmen of the Board of Directors, subject to the authority of the Board of Directors, shall preside at meetings of shareholders, directors, and executive committee, and, together with the President and Co-Presidents, shall have general supervision and control over the business and affairs of the corporation. The Chairman or a Co-Chairman may sign any and all documents, deeds, mortgages, bonds, contracts, leases, or other instruments in the ordinary course of business with or without the signature of a second corporate officer, may sign certificates for shares of the corporation with the Secretary or Assistant Secretary of the corporation and may sign any documents which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general may perform all duties which are normally incident to the office of Chairman or President and such other duties, authority, and responsibilities as may be prescribed by the Board of Directors from time to time.

      Section 6. President. The President or Co-Presidents, together with the Chairman or Co-Chairmen of the Board of Directors, shall have general supervision and control over the business and affairs of the corporation subject to the authority of the Board of Directors. The President or a Co-President may sign any and all documents, mortgages, bonds, contracts, leases, or other instruments in the ordinary course of business with or without the signature of a second corporate officer, may sign certificates for shares of the corporation with the Secretary or Assistant Secretary of the corporation, and may sign any documents which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties, authority, and responsibilities as may be prescribed by the Board of Directors from time to time.

      Section 7.	Vice Chairman.  In the absence of the Chairman and any
Co-Chairman of the Board of Directors, or in the event of their death, inability or refusal to act, the Vice Chairmen, if any are designated, in the order indicated at the time of their appointment or, in the absence of any such indication, in the order of their appointment, shall perform the duties of the Chairman of the Board of Directors and, when so acting, shall have all the powers and be subject to all the restrictions upon the Chairman of the Board of Directors. The Vice
Chairman may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as, from time to time, may be assigned to the Vice Chairman by the Chairman or any Co-Chairman of the Board of Directors.

      Section 8. The Vice President. In the absence of the President and all Co-Presidents, or in the event of their death, inability or refusal to act, the Executive Vice President, if one is designated, and otherwise the Vice Presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election, shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to the Vice President by the President or any Co-President, or by the Board of Directors.

      Section 9. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents and the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President or a Co-President, or with a Vice President, certificates for shares of the corporation, or contracts, deeds or mortgages the issuance or execution of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation subject to the authority delegated to a transfer agent or registrar if appointed; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or any Co-President, or by the Board of Directors.

      Section 10. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
Article VII of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or any Co-President, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

      Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Co-President, or with a Vice President, certificates for shares of the corporation or contracts, deeds or mortgages, the issuance or execution of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or any Co-President, or by the Board of Directors.

      Section 12. The Controller. The Controller shall report to the Treasurer and shall supervise and be responsible for daily operations of the Financial Department, accounts and account books of the corporation, all in the ordinary course of business. The Controller shall also perform such other duties as may from time to time be assigned by the Treasurer, by the Chairman or Co-Chairman, by the President or any Co-President, or by the Board of Directors.


                               ARTICLE VI
                           Executive Committee

      Section 1. Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

      Section 2. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders voluntary dissolution of the corporation or a revocation thereof, amending the Bylaws of the corporation or any other action prohibited by applicable law.

      Section 3. Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

      Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

      Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      Section 6. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

      Section 7. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman (or any Co-Chairman), the President (or any Co-President), or to the Secretary, of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 8. Procedure. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaw. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.


                               ARTICLE VII
                  Contracts, Loans, Checks and Deposits

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks. Drafts. etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

      Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                              ARTICLE VIII
               Certificates for Shares and Their Transfer

      Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman (or any Co-Chairman), the President (or any Co-President) or a Vice President, and by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. If any officer who signed a certificate, either manually or in facsimile, no longer holds such office when the certificate is issued, the certificate is nevertheless valid. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


                               ARTICLE IX
                               Fiscal Year

      The fiscal year of the corporation shall begin on the first day of February and end on the thirty-first day of January in each year.

                               ARTICLE X
                               Dividends

      The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its articles of incorporation.

                               ARTICLE XI
                             Corporate Seal

      The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                               ARTICLE XII
           Indemnification of Directors, Officers, and Others

      Section 1. Right to Indemnification. Each person (including a person's personal representative) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (hereinafter a "proceeding") by reason of the fact that he or she (or a person of whom he or she is a personal representative) is or was a director or officer of the corporation or, being or having been such a director or officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the Washington Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment does not prohibit the corporation from providing broader indemnification rights than prior to the amendment), against all expenses, liabilities, and losses (including but not limited to attorneys' fees, judgments, claims, fines, ERISA and other excise and other taxes and penalties, and other adverse effects and amounts paid in settlement), reasonably incurred or suffered by the indemnitee; provided, however, that no such indemnity shall indemnify any person from or on account of acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of a director finally adjudged to be in violation of RCW 23B.08.310, or from or on account of any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property, or services to which the person was not legally entitled; and further provided, however, that except as provided in Section 2 of this Article with respect to suits relating to rights to indemnification, the corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

      The right to indemnification granted in this Article is a contract right and includes the right to payment by, and the right to receive reimbursement from, the corporation of all expenses as they are incurred in connection with any proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that an advance of expenses received by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee unless required by the Board of Directors) shall be made only upon (i) receipt by the corporation of a written undertaking (hereinafter an "undertaking") by or on behalf of such indemnitee, to repay advances of expenses if and to the extent it shall ultimately be determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal), hereinafter a "final adjudication", that the indemnitee is not entitled to be indemnified for such expenses under this Article, and
(ii) receipt by the corporation of written affirmation by the indemnitee of his or her good faith belief that he or she has met the standard of conduct applicable (if any) under the Washington Business Corporation Act necessary for indemnification by the corporation under this Article.

      Section 2. Right of Indemnitee to Bring Suit. If any claim for indemnification under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advance of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in any suit in which the corporation seeks to recover an advance of expenses, the corporation shall also pay to the indemnitee all the indemnitee's expenses in connection with such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon the corporation's receipt of indemnitee's written claim (and in any suits relating to rights to indemnification where the required undertaking and affirmation have been received by the corporation), and thereafter the corporation shall have the burden of proof to overcome that presumption. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to other commencement of such suit that the indemnitee is entitled to indemnification, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled. It shall be a defense to a claim for an amount of indemnification under this Article (other than a claim for advances of expenses prior to final disposition of a proceeding where the required undertaking and affirmation have been received by the corporation) that the claimant has not met the standards of conduct applicable (if any) under the Washington Business Corporation Act to entitle the claimant to the amount claimed, but the corporation shall have the burden of proving such defense. If requested by the indemnitee, determination of the right to indemnity and amount of indemnity shall be made by final adjudication (as defined above) and such final adjudication shall supersede any determination made in accordance with RCW 23B.08.550.

      Section 3. Non-Exclusivity of Rights. The rights to indemnification (including, but not limited to, payment, reimbursement and advances of expenses) granted in this Article shall not be exclusive of any other powers or obligations of the corporation or of any other rights which any person may have or hereafter acquire under any statute, the common law, the corporation's Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

      Section 4. Insurance, Contracts and Funding. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person (including a person's personal representative) who is or was a director, officer, employee or agent of the corporation or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the corporation under the Washington Business Corporation Act. The corporation may enter into contracts granting indemnity, to any such person whether or not in furtherance of the provisions of this Article, and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

      Section 5. Indemnification of Employees and Agents. The corporation may, by action of the Board of Directors, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agent of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted under, or provided by, the Washington Business Corporation Act or otherwise.

      Section 6. Separability of Provisions. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and
(ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      Section 7. Partial Indemnification. If an indemnitee is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities and losses to which the indemnitee is entitled.

      Section 8. Successors and Assigns. All obligations of the corporation to indemnify any indemnitee: (i) shall be binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the indemnitee, and (iii) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity).


                              ARTICLE XIII
                           Books and Records

      Section 1. Books of Accounts, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments currently in effect; the Bylaws or Restated Bylaws and all amendments currently in effect; the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.

      Section 2. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chairman (or any Co-Chairman), President (or any Co-President) or Secretary.


                              ARTICLE XIV
                          Amendment of Bylaws

      These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting of the Board of Directors.